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              APPLICATION FORM                                       Aetna Life Insurance and Annuity Company
              Group Annuity Contracts                                151 Farmington Ave., Hartford, Connecticut  06156-8022
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CLIENT
INFORMATION   Group                 Modified Group                Retirement Plus                AHA Retirement Plus
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              1.    Name of applicant/employer
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              2.    Address
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                    City                            State                                  ZIP Code
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              3.    Tax Identification No.
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              4.    Name of plan (if any)
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ACCOUNT       5.    Type of plan and section of Internal Revenue Code (if any) under which plan is to qualify:
INFORMATION
              [ ]   403(b) Public School System       [ ]   457 Public Employer       [ ]  non-457 Tax-Exempt Deferred
                    Tax-Deferred Annuity                    Deferred Compensation          Compensation (for select management
                                                                                           and highly compensated employees)
              [ ]   403(b) 501(c)(3) Organization
                    Tax-Deferred Annuity (Organization must have IRS ruling           [ ]  457 Tax-Exempt Deferred Compensation
                    regarding 501(c)(3) status)                                            (for select management and highly
                                                                                           compensated employees)
              [ ]   Other ____________________________
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              6.    Is this contract subject to ERISA Title I?  [ ]  Yes   If yes, Plan anniversary Month _____     Day _____
                                                                [ ]  No
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              7.    Contract is to be:  [ ] Allocated    [ ] Unallocated          8.    Contract effective date _____________
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              9.    GAA Maturity Notices should be mailed to:   [ ]  Participants               [ ]  Employer
                                                                [ ]  Participant and Employer
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              10.   Will this contract change or replace any existing life insurance or annuity contract?  [ ] Yes   [ ] No
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              If yes, please provide carrier name, account number, and date to be cancelled. ________________________________
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              11.   Special Requests______________________________________________________________________________________________
                                    ______________________________________________________________________________________________
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INVESTMENT    12.   Participants may elect the investment allocation for:
OPTIONS             [ ] Employer and Employee contributions    [ ] Employee contributions only     [ ] Non Contract Holder elects
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                                                                                                 Employer              Employee
              Enter the percentage of payment to    Aetna Variable Fund (Stock)                  ________%             ________%
              be allocated to each type of          Fixed Account                                ________%             ________%
              investment option.  Total must be     Aetna Variable Encore Fund (Money Mkt)       ________%             ________%
              100%.                                 Aetna Income Shares (Bonds)                  ________%             ________%
                                                    Guaranteed Short Term Account*               ________%             ________%
              *Within a Guaranteed Accumulation     Guaranteed Long Term Account*                ________%             ________%
              Account (GAA) classification, Terms   Aetna Investment Advisers Fund, Inc.         ________%             ________%
              and Guaranteed Interest Rates         Other                                        ________%             ________%
              offered may vary with each Deposit    Other                                        ________%             ________%
              Period.  See the prospectus for       Other                                        ________%             ________%
              further information about the rules   TOTAL                                             100%                  100%
              applicable to allocations of future
              contributions to GAA
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              I understand that amounts withdrawn from a GAA Term may be subject to a market value adjustment prior to the maturity date of that Term as specified in the contract. I further understand that Annuity payments and account values, (if any), when based on the investment experience of a separate account, are variable and not guaranteed as to fixed dollar amount.

              Dated at __________________________________ this ______________ day of _______________ 19____
                                  City and State

              ______________________________________      _________________________________________________
                             Witness                                    Contract Holder/Title

                                                              Home Office Use:  Accepted __________________

PRODUCER'S    Do you have any reason to believe any existing life insurance or annuity contracts will be modified or replaced if
NOTE:         this contract is issued?  [ ] Yes    [ ] No

                                                                                _______________________________________________
                                                                                             Signature of Producer

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              Corrections and amendments (Home Office Use Only). Errors and omissions may be corrected by the Company but no change in plan, classification, amount, age at issue, or extra benefits shall be made without written consent of the
              Contract Holder. (N/A in W.VA.)
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                                                                                          Affix Prospectus
                                                                                            Receipt Here



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300-GTD-IA